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                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                    GUARANTEE


         Guarantee, dated as of [______], 2001, by Credit Suisse First Boston
(USA), Inc. (the "Guarantor"), a Delaware corporation, in respect of DLJ International Capital (the "Guaranteed Subsidiary"), a Cayman Islands company.

         1. Guarantee. For the duration of this Guarantee, as set forth in Clause 3 below, the Guarantor irrevocably and unconditionally guarantees to Perpetual Trustees Consolidated Limited as trustee of the Crusade Global Trust No.2 of 2001 ("Beneficiary"), and any of Beneficiary's successors and permitted assigns, the prompt payment upon demand of any and all outstanding obligations and liabilities ("Obligations") of the Guaranteed Subsidiary to Beneficiary in respect of the currency swap transaction as documented by the confirmation (the "Currency Swap Confirmation") attached hereto as Exhibit A. This Guarantee is a guarantee of payment and not of collection. The Guarantor agrees that the Beneficiary may resort to the Guarantor for payment of any Obligation after any default by the Guaranteed Subsidiary whether or not Beneficiary shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

         2. Nature of Guarantee. The Guarantor's obligations hereunder shall not be affected by the genuineness, validity, legality, regularity, or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other events, occurrences or circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor (except for defenses of payment or performance), including but not limited to, all suretyship defenses, exoneration, alteration of the underlying obligations or any action or inaction on the part of the Beneficiary in connection with this Guarantee. Beneficiary makes no representation or warranty with respect to any such circumstance and has no duty or responsibility whatsoever to the Guarantor with respect to the management and maintenance of the Obligations or any collateral therefor. Beneficiary shall not be obligated to file any claim relating to the Obligations in the event that the Guaranteed Subsidiary becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Beneficiary so to file shall not affect the Guarantor's obligations hereunder. In the event that any payment by the Guaranteed Subsidiary of principal or interest on any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency laws or otherwise, this Guarantee shall remain a continuing obligation of Guarantor (and if such voidable or returned payment is deemed to have caused the Guarantee to lapse or be extinguished, the Guarantee shall be revived and reinstated) so the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. No counterclaim or right of offset of any nature which Guarantor may have against Beneficiary shall reduce Guarantor's obligations hereunder, but Guarantor reserves the right to assert any such counterclaim or right of offset in separate proceedings subsequent to satisfaction in full of its obligations hereunder.

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         3. Duration of the Guarantee. (a) This Guarantee shall terminate on the earlier of [ ] and the termination of the Obligations under the Currency Swap Confirmation.

         4. Consents, Waivers and Renewals. The Guarantor agrees that Beneficiary may at any time and from time to time, either before or after the maturity of the Obligations, without notice to or further consent of the Guarantor, extend the time of payment of Obligations, and may make agreement with the Guaranteed Subsidiary with regard to any obligation of the Guaranteed Subsidiary, or, upon receipt of the written consent of the Guaranteed Subsidiary with regard to any Obligation of the Guaranteed Subsidiary, with any other party to or person liable on any of the Obligations, or interest therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof, without in any way impairing or affecting this Guarantee.

         5. No Waiver; Cumulative Rights. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Beneficiary of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power. Each and every right, remedy and power hereby granted to Beneficiary or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary from time to time.

         6. Waiver. The Guarantor waives acceptance of this Guarantee, notice of the occurrence of any of the Obligations, notice of presentment, nonpayment or protest and notice of any sale of collateral security, and all other notices whatsoever.

         7. Subrogation. The Guarantor shall not be entitled and shall not seek, by reason of having made any payment hereunder, to be subrogated to the rights of the Beneficiary against the Guaranteed Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Guaranteed Subsidiary in respect thereof until all Obligations of the Guaranteed Subsidiary to Beneficiary have been paid in full. If acceleration of the time for payment of any Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Guaranteed Subsidiary that has incurred the Obligation, all such amounts otherwise subject to acceleration under the terms of the relevant documents governing that Obligation shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Beneficiary.

         8. Reimbursement for Expenses. In the event that Beneficiary commences any action or proceeding for the enforcement of this Guarantee, Guarantor will reimburse Beneficiary, promptly upon demand, for any and all expenses incurred by Beneficiary in connection with such action or proceeding including, without limitation, reasonable attorneys' fees.


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         9. Representations and Warranties.

                  (a) The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver, and perform this Guarantee.

                  (b) The execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of law or of the Guarantor's organizational documents or any contractual restriction binding on the Guarantor or its assets.

                  (c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Guarantee have been obtained and remain in full force and effect, and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Guarantee.

                  (d) This Guarantee constitutes the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         10. Currency for Payment. (a) Payment under this Guarantee will be in the currency of the Obligation guaranteed.

                  (b) To the extent that any Obligation is to be paid in a currency other than U.S. dollars (a "non-U.S. currency"), and the Beneficiary obtains a judgment for payment of such Obligation in U.S. dollars, the Guarantor and the Beneficiary agree that, to the fullest extent permitted by law, the rate of exchange used shall be that at which the Beneficiary, in accordance with normal banking procedures, could purchase such non-U.S. currency with U.S. dollars (after any costs of exchange) on the New York bank business day preceding that on which final judgment is given. If the amount of any non-U.S. currency at such rate of exchange received by the Beneficiary is less than the amount due to Beneficiary under the terms of the Obligation, the Guarantor agrees, as a separate and independent obligation to indemnify the Beneficiary against such loss. If the amount of such non-U.S. currency received by the Beneficiary at such rate of exchange exceeds the amount due to Beneficiary under the terms of the Obligation, the Beneficiary agrees to promptly remit such excess amount to the Guarantor.

         11. Payment of Taxes. (a) Except as otherwise required by law, each payment required to be paid by Guarantor to Beneficiary hereunder shall be made without deduction or withholding for or on account of Taxes owed as a result of such payment being made from within the United States to a Beneficiary outside the United States. If such deduction or withholding is required, Guarantor shall
(1) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (2) promptly forward to the Beneficiary an official receipt evidencing such payment or a certified copy thereof, and (3) in the case of any such deduction or withholding, as soon as possible thereafter pay to the

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Beneficiary such additional amounts as may be necessary to ensure that the net amount actually received by the Beneficiary is equal to the amount of the Obligation guaranteed. For purposes of this Section 11, "Taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment, or fee of any nature imposed by any government or other taxing authority in respect of any payment under this Guarantee. Nothing in this paragraph shall be construed as an obligation of Guarantor to pay any Taxes incurred by the Beneficiary as a result of income earned on the Obligation.

                  (b) In the event that all or any part of such Taxes are subsequently held invalid or inapplicable and the result is to eradicate the full or partial payment of Taxes pursuant to Section 11(a) of this Guarantee, or if the Beneficiary later claims a deduction, credit, or other tax benefit with respect to such payment, the Beneficiary will promptly notify the Guarantor of such fact, and will promptly remit to the Guarantor (upon Beneficiary's receipt from the relevant government or taxing authority, of such amount, whether as a refund or a credit) an amount equal to such refund or the effective economic benefit from such deduction, credit, or other tax benefit.

         12. Assignment. Neither the Guarantor nor the Beneficiary may assign its rights, interests, or obligations hereunder to any other person without the prior written consent of the Guarantor or the Beneficiary, as the case may be, such consent not being unreasonably withheld.

         13. Notices. All notices or other communications to the Guarantor or the Beneficiary shall be in writing and shall be given as follows:

if to the Guarantor:

         Credit Suisse First Boston (USA), Inc.
         Attention:   Legal Department
         Telephone:   212-325-2000
         Facsimile:   212-325-4040


if to the Beneficiary:

         Perpetual Trustees Consolidated Limited
         as trustee of the
         Crusade Global Trust No. 2 of 2001
         Attention:  Manager, Securitisation
         Telephone:  (02) 9229-9000
         Facsimile:  (02) 9221-7870

unless the Guarantor or Beneficiary has provided a superseding address, in which

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event, notice shall be provided at such superseding address.

         14. Governing Law, Waiver of Jury Trial, and Submission to Jurisdiction. (a) This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

                  (b) The Guarantor waives, to the fullest extent permitted under applicable law, any right the Guarantor may have to a trial by jury in respect of any suit, action or proceeding relating to this Guarantee. The Guarantor certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of any such suit, action or proceeding.
                  (c) With respect to any suit, action or proceeding relating to this Guarantee, the Guarantor (1) irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (2) waives any objection which it may have at any time to the laying of venue for any such suit, action or proceeding relating to this Guarantee, waive any claim that such suit, action or proceeding relating to this Guarantee has been brought in an inconvenient forum, and further waive the right to object, with respect to such suit, action or proceeding relating to this Guarantee, that such court does not have jurisdiction over it.

         15. Headings. All headings used in this document are for convenience of reference only and shall have no legal effect.

         IN WITNESS WHEREOF, the Guarantor has caused its duly authorized officer to execute and deliver this Guarantee as of the date first above written.

                     CREDIT SUISSE FIRST BOSTON (USA), INC.



                       By:_______________________________